                     FOURTH AMENDMENT TO EQUIPMENT FACILITY
                         AND REVOLVING CREDIT AGREEMENT


         THIS AMENDMENT dated as of November 5, 1999, by and between SUMMIT BANK (the "Bank") and VESTCOM INTERNATIONAL, INC., a New Jersey corporation ("Borrower").

         WHEREAS, the Bank and Borrower are parties to a certain Equipment Facility and Revolving Credit Agreement dated as of August 13, 1997, as amended by Amendment Number One dated July 28, 1998, Waiver and Amendment Number Two dated February 17, 1999 and a certain Memorandum dated as of March 29, 1999 (as same has been amended from time to time, the "Existing Credit Agreement"), pursuant to which the Bank has agreed to make certain loans to Borrower;

         WHEREAS, Borrower has requested the Bank, and the Bank has agreed, to extend the term of the Existing Credit Agreement and to amend the Existing Credit Agreement, all on the terms and conditions contained in this Amendment.

         NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties hereto agree as follows:

         1.       Definitions.

                  a. All defined terms used herein and not defined herein shall have the meanings ascribed thereto in the Existing Credit Agreement.

                  b. As used herein and hereafter as used in the Credit Documents, the term "Agreement", "Credit Agreement", and any other term referring to the Existing Credit Agreement on or after the date hereof, shall mean the Existing Credit Agreement as amended by this Amendment.

                  c. As used herein and hereafter as used in the Credit Documents, the term "Revolving Credit Note" shall mean and refer to the Revolving Credit Note as defined in the Existing Credit Agreement and as amended by the Allonge to Revolving Credit Note dated the date hereof (the "Allonge").

                  d. The definition of each of the following terms contained in the Existing Credit Agreement is hereby amended and restated to read as follows:

                  (i) Applicable Margin. The term "Applicable Margin" means initially the percentage corresponding to the Consolidated Funded Debt to EBITDA Ratio of the Borrower set forth on the table set forth below based on the quarterly financial statements for the fiscal period ending as of June 30, 1997, provided, however, that from and after the first day of any Applicable Margin Adjustment Period to and including the last day of such Applicable Margin Adjustment Period, the Applicable Margin shall be determined by reference to percentages corresponding to the

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


                  Consolidated Funded Debt to EBITDA Ratio of the Borrower for the Test Period last ended, in accordance with the following table:

                                                                             Applicable
                                                                             Margin for
If Such Ratio              Commitment              Applicable Margin         Alternate Base
Is:                        Fee                     for LIBOR Loans           Rate Loans
-------------              ----------              -----------------         --------------
Less than                  25 basis                125 basis points
1.15 to 1.00               points (.25%)           (1.25%)                        -0-

Greater than               25 basis                150 basis points          50 basis points
or equal to                points (.25%)           (1.50%)                   (.50%)
1.15 to 1.00,
but less than
1.50 to 1.00

Greater than               30 basis                200 basis points          75 basis points
or equal to                points                  (2.00%)                   (.75%)
1.50 to 1.00,              (.30%)
but less
than 2.00 to
1.00

Greater than               37.5 basis              225 basis points          100 basis points
or equal to                points                  (2.25%)                   (1.00%)
2.00 to 1.00,              (.375%)
but less than
2.50 to 1.00

Greater than               50 basis                265 basis points          150 basis points
or equal to                points                  (2.65%)                   (1.50%)
2.50 to 1.00               (.50%)

                  Notwithstanding the foregoing, at all times during which there exists an Event of Default, the Applicable Margin as determined in accordance with the foregoing table (A) with respect to Alternate Base Rate Loans, shall be an additional 100 basis points (1.00%) and (B) with respect to LIBOR Loans, shall be an additional 225 basis points (2.25%), added to the applicable rate of interest to calculate the "Default Rate" pursuant to the relevant Note.

                  (ii) Consolidated Fixed Charge Ratio. The term "Consolidated Fixed Charge Ratio" means the ratio of (i) the Borrower's Consolidated EBITDA to (ii) the Current Maturities of the Borrower's Funded Debt plus all cash and non-cash interest (including, without limitation, capitalized interest) paid during the relevant Test Period on or in connection with any Indebtedness of the Borrower of any type, plus net taxes paid in each case determined for the relevant Test Period on a Consolidated basis in accordance with GAAP, consistently applied.

                  (iii) Guarantors. The term "Guarantors" means, collectively, all of the Subsidiaries of the Borrower listed on Schedule A hereto and any Subsidiary of the Borrower that becomes a guarantor of the Obligations in accordance with Section 8.08 of the Credit Agreement, each of which is also referred to herein individually as a "Guarantor".

                  (iv) Guaranties. The term "Guaranties" means, collectively, the Amended and Restated Guaranty and Suretyship Agreement dated November 5, 1999 executed by the Guarantors in favor of the Bank and any other guaranty agreement executed by any Subsidiary of the Borrower pursuant to or in connection with the Credit Agreement.

                  (v) LIBOR Loan. The term "LIBOR Loan" means any Loan at all times during which such Loan bears interest based upon LIBOR.

                  (vi) Equipment Facility Expiration Date. The term "Equipment Facility Expiration Date" means the date that is the earliest to occur of (a) January 1, 2002, (b) the date on which the Maximum Equipment Facility Amount has been funded by the Bank, and (c) the date on which this Agreement is terminated pursuant to Section 3.03 hereof.

                  (vii) Revolving Credit Expiration Date. The term "Revolving Credit Expiration Date" means the earlier to occur of (a) January 1, 2002, as the same may be extended from time to time, in the sole and absolute discretion of the Bank and (b) the date on which this Agreement is terminated pursuant to
                  Section 3.03 hereof.

                  e. The definition of the term "Interest Period" contained in the Existing Credit Agreement is hereby amended by adding thereto a new paragraph (c), to be inserted between the end of paragraph (b) and before the proviso paragraphs, and to read as follows:

                  "(c) If at any time the Borrower fails to select an Interest Period in connection with a LIBOR Loan, the Borrower shall be deemed to have selected an Interest Period of 1 month in duration."

                  f. The following defined terms (and all references thereto) contained in the Existing Credit Agreement are hereby deleted in their entirety:

                           (i) Fixed Rate; and

                           (ii) Fixed Rate Loan.

                  g. The following defined term is hereby added to the Existing Credit Agreement:

                  "Closing Net Worth. The term "Closing Net Worth" means Consolidated Stated Net Worth determined as of the date of the initial public offering of stock by the Borrower, August 1, 1997."

         2.       Amendments to Existing Credit Agreement.

                  a. The last sentence of Section 1.01 of the Existing Credit Agreement is hereby deleted in its entirety and is replaced with the following:

                  "The Equipment Loans funded on or after November 5, 1999 shall bear interest, at the Borrower's option, at an annual rate of interest equal to LIBOR plus 225 basis points (i.e. 2.25%). The Borrower shall give the Bank an irrevocable notice (which may be by telephone and promptly confirmed in writing) of such election, together with the desired duration of the Interest Period for such Loan, at least 2 Business Days prior to the funding of such Equipment Loan."

                  b. The fifth sentence of Section 1.03 of the Existing Credit Agreement is hereby deleted in its entirety and is replaced with the following:

                  "Promptly upon receipt of said notice, the Bank shall give the Borrower notice of the interest rates (consistent with Section 1.01) applicable to the proposed Equipment Loan based upon the desired Equipment Loan Term."

                  c. Section 1.04 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Interest on Equipment Loans/Term Loan. Interest on each Equipment Loan funded on or after November 5, 1997 shall accrue at the interest rate selected by the Borrower in accordance with Section 1.01 and shall be payable monthly, in arrears, on each Payment Date during which such Loan is outstanding, and upon payment in full of the aggregate outstanding balance thereof."

                  d. Section 1.12(c) of the Existing Credit Agreement is hereby amended by deleting the reference to "Section 1.13" contained therein, and substituting therefor a reference to "Section 1.12".

                  e. Notwithstanding anything in this Amendment to the contrary, the interest rate in effect on all LIBOR Loans outstanding as of the date of this Amendment shall continue unchanged until the expiration of their respective Interest Periods, at which time the interest rate on such outstanding LIBOR Loans shall be set in accordance with the provisions of this Amendment.

                  f. Section 4.05 of the Existing Credit Agreement is hereby amended by renumbering clause (iv) thereof to be clause (v), deleting the "or" at the end of clause (iii) and substituting therefor a comma, and inserting between clauses (iii) and clause (v), a new clause (iv) that shall read as follows:

                           "(iv) default by the Borrower in making any Borrowing of a LIBOR Loan under the Equipment Facility after the Borrower has given notice thereof in accordance with Section 1.03 hereof, or"


                  g. Sections 8.03 (B)(iv) and (v) of the Existing Credit Agreement are hereby amended and restated in their entirety to read as follows:

                           "(iv) the aggregate cash and non-cash consideration paid or exchanged by the Borrower (including, without limitation, any Indebtedness assumed by the Borrower, and all amounts payable under or in respect of any non-compete covenants, earn-outs or similar agreements) shall not exceed (x) $5,000,000 in any single acquisition and (y) $15,000,000 in the aggregate for all acquisitions in any period of 12 consecutive months. For the purposes of determining the consideration paid or exchanged in any such acquisition, the value attributed to any capital stock of the Borrower given or exchanged shall not be included therein; and

                           (v) immediately after giving effect to such proposed acquisition and the incurrence or assumption of Indebtedness, if any, in connection therewith, Sections 8.01, 8.02, 8.13, 8.14, 8.15, 8.16 and 8.17
                           hereof shall not have been violated, and no other default or Event of Default shall result from such proposed acquisition."

                  h. Section 8.12 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

                           "Consolidated Stated Net Worth. Permit as at the end of any Test Period Consolidated Stated Net Worth to be less than the sum of (A) 90% of Closing Net Worth, plus (B) 90% of the Borrower's aggregate net income for all fiscal years subsequent to the Closing Date in which the Borrower reported positive net income (excluding any extraordinary items or non-recurring items), plus (C) 90% of year-to-date earnings for the Test Period if the Borrower reported positive net income (excluding any extraordinary items or non-recurring items), plus (D) 100% of net proceeds of any equity offerings subsequent to August 1, 1997 (the date of the Borrower's initial public offering of stock), tested quarterly and determined in each case on a Consolidated basis in accordance with GAAP, consistently applied."

                  i. Section 8.13 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:


                           "Consolidated Tangible Net Worth. Permit at any time, its Consolidated Tangible Net Worth to be less than 10% of the Consolidated Stated Net Worth, tested quarterly and determined in accordance with GAAP, consistently applied."


         3.       Conditions to Amendment.

                  a. Unless otherwise agreed to by the Bank in writing, concurrently with the execution of this Amendment, and as a condition of its effectiveness:

                           (i) Borrower shall execute and deliver to the Bank
the Allonge in the form annexed hereto as Exhibit A;

                           (ii) Borrower and each of the Guarantors shall
execute and deliver to the Bank a Security Agreement in the form annexed hereto as Exhibit B (the "Security Agreement"), granting to the Bank a valid security interest in all present and future inventory and accounts receivable of the Borrower and each of the Guarantors, and all proceeds thereof;

                           (iii) Borrower and each Guarantor shall execute and
deliver to the Bank UCC-1 financing statements, satisfactory in form and substance to the Bank, necessary to perfect a first position security interest in the collateral described in the Security Agreement;

                           (iv) Each Subsidiary of the Borrower shall execute
and deliver to the Bank an Amended and Restated Guaranty and Suretyship Agreement in the form annexed hereto as Exhibit C, guaranteeing all present and future obligations of the Borrower to the Bank;

                           (v) Borrower shall have paid the $15,000 facility fee
due and payable in connection with this Amendment and all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Bank in connection with this Amendment;

                           (vi) Borrower and the Guarantors shall have delivered
to the Bank a Landlord Waiver and Estoppel, in form and substance reasonably satisfactory to the Bank, from such landlords of Borrower and the Guarantors as may be reasonably requested by the Bank;

                           (vii) The Bank shall have received the legal opinion
of counsel to Borrower and the Guarantors, covering such matters reasonably requested by the Bank and in form and substance reasonably satisfactory to the Bank; and

                           (viii) The Bank shall have received all searches,
reports, certificates, corporate resolutions and other documents and instruments as may reasonably be required by the Bank to verify the accuracy of the representations and warranties and compliance with the covenants contained in the Credit Agreement.

         5. Borrower's Representations and Warranties. Except as otherwise stated in Schedule 2 hereto, Borrower hereby represents and warrants to the Bank as follows:

                  a. All of the representations and warranties made by Borrower in the Existing Credit Agreement and in the other Loan Documents remain true, complete and accurate as of the date hereof and as applied to this Amendment and the Credit Documents, except to the extent that Borrower has advised the Bank otherwise in writing.

                  b. No Event of Default and no default exists, and no event has occurred which with notice or lapse of time or both would constitute a default or an Event of Default under the Existing Credit Agreement, except to the extent that Borrower has previously advised the Bank otherwise in writing and the Bank has waived such default in writing or except as described on Schedule 2 hereto, which the Bank hereby waives, and the Bank acknowledges that it is not aware of any existing defaults under the Loan Documents other than those identified in
Schedule 2 hereto; Borrower has no claims, defenses or set-offs to its obligations under the Credit Documents.

                  c. As of the date hereof, there has been no material adverse change in the financial condition of Borrower from that reflected in the financial statements of the Borrower dated as of June 30, 1999.

                  d. The execution and performance by Borrower of this Amendment, the Security Agreement and the Allonge to Revolving Credit Note, by the Guarantors of the Guaranty, and the Security Agreement, and by the Borrower and the Guarantors of all other documents and agreements in connection herewith (collectively, the "Other Modification Documents") have been duly authorized by all necessary corporate action, will not violate any provision of law applicable to Borrower or any Guarantor or any provision of their respective charters or by-laws, will not result in a breach of or constitute a default or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Borrower or any Guarantor pursuant to any indenture or other agreement or instrument by which Borrower or any Guarantor or any of their respective properties may be bound or affected. This Amendment, the Allonge, the Guaranty, the Security Agreement, and the Other Modification Documents constitute legal, valid and binding agreements of Borrower and the Guarantors, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally.

                  e. The advent of the year 2000 shall not materially adversely affect Borrower's or any Guarantor's operations or the performance of its information technology. Without limiting the generality of the foregoing, (i) the hardware and software utilized by Borrower and each Guarantor are designed to be used prior to, during, and after calendar year 2000 A.D. and such hardware and software will operate during each such time period without material error relating to date data, specifically including any material error relating to, or the conduct of, date data which represents or references different centuries or more than one century, (ii) the hardware and software utilized by Borrower and each Guarantor will not abnormally end or provide materially invalid or incorrect results as a result of date data, and (iii) the hardware and software utilized by Borrower and each Guarantor have been designed to ensure year 2000 A.D. compatibility in all material respects, including date data, century recognition, leap year, calculations which accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

         5. Events of Default. A breach of any covenant, representation or warranty set forth in this Amendment by Borrower shall constitute an Event of Default under the Credit Agreement.

         6. Effect of Amendment. Except as expressly amended and supplemented hereby, the Existing Credit Agreement and all other Loan Documents in effect as of the date hereof shall remain in full force and effect, unmodified, and are enforceable against Borrower in accordance with their respective terms.

         7. Further Modifications. This Amendment contains all of the modifications to the Existing Credit Agreement, and no further or other modifications to the Existing Credit Agreement shall be effective unless in writing executed by the Bank and Borrower.

         8. Binding Effect. This Amendment shall extend to and bind the parties hereto and their respective successors and assigns.

         9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                                     SUMMIT BANK


                                                     By: /s/ Michael Bernal
                                                         -----------------------
                                                         Name: Michael Bernal
                                                         Title: Vice President

ATTEST:                                              VESTCOM INTERNATIONAL, INC.


/s/ Brendan Keating                                  By: /s/ Michael  Helfand
-------------------------                                -----------------------
Name: Brendan Keating                                    Name: Michael Helfand
Title: President and COO                                 Title: EVP and CFO

                                    EXHIBIT A


                        ALLONGE TO REVOLVING CREDIT NOTE



                                                                November 5, 1999



         FOR VALUE RECEIVED, the Revolving Credit Note dated August 13, 1997 (the "Note") of VESTCOM INTERNATIONAL, INC. (the "Borrower") in the original principal amount of $25,000,000, to which this Allonge is attached, evidencing advances made by SUMMIT BANK to the Borrower under a certain Equipment Facility and Revolving Credit Agreement also dated August 13, 1997, is hereby amended by extending the maturity date thereof from August 12, 2000 until January 1, 2002.

         This Allonge is limited precisely as drafted, and except as expressly stated herein, the Note, and all other terms thereof, shall continue in full force and effect, unchanged.

Attest:                                              VESTCOM INTERNATIONAL, INC.



                                                     By:
----------------------------------                      ------------------------
Name:                                                    Name:
Title:                                                   Title:

                                                     SUMMIT BANK



                                                     By:
                                                        ------------------------
                                                         Michael Bernal
                                                         Vice President